EXHIBIT (m)(2)(b)

SCHEDULE A

EATON VANCE MUTUAL FUNDS TRUST
CLASS A DISTRIBUTION PLAN
October 31, 2011

Name of Fund	Adoption Date

Eaton Vance AMT-Free Municipal Income Fund	October 17, 1997
Eaton Vance Atlanta Capital Horizon Growth Fund	December 10, 2001
(formerly Eaton Vance Tax-Managed Mid-Cap Core Fund)
Eaton Vance Build America Bond Fund	October 19, 2009
Eaton Vance Floating-Rate Advantage Fund (Advisers Class and Class A shares)	August 6, 2007
Eaton Vance Floating-Rate Fund (Advisers Class shares)	August 14, 2000
Eaton Vance Floating-Rate Fund (Class A shares)	March 17, 2003
Eaton Vance Floating-Rate & High Income Fund (Advisers Class shares)	June 19, 2000
Eaton Vance Floating-Rate & High Income Fund (Class A shares)	March 17, 2003
Eaton Vance Global Dividend Income Fund	August 8, 2005
Eaton Vance Government Obligations Fund	June 23, 1997
Eaton Vance High Income Opportunities Fund	February 9, 2004
Eaton Vance Large-Cap Core Research Fund	August 13, 2001
Eaton Vance Low Duration Fund	June 18, 2002
Eaton Vance Multi-Strategy Absolute Return Fund	November 15, 2004
Eaton Vance Multi-Strategy All Market Fund	October 31, 2011
Eaton Vance Strategic Income Fund	October 17, 1997
Eaton Vance Parametric Structured Absolute Return Fund	October 31, 2011
Eaton Vance Parametric Structured Emerging Markets Fund	March 27, 2006
(formerly Eaton Vance Structured Emerging Markets Fund)
Eaton Vance Parametric Structured International Equity Fund	February 8, 2010
(formerly Eaton Vance Structured International Equity Fund)
Eaton Vance Tax-Managed Equity Asset Allocation Fund	December 10, 2001
Eaton Vance Tax-Managed Global Dividend Income Fund	February 10, 2003
Eaton Vance Tax-Managed Growth Fund 1.1	June 23, 1997
Eaton Vance Tax-Managed Growth Fund 1.2	March 1, 2001
Eaton Vance Tax-Managed International Equity Fund	March 2, 1998
Eaton Vance Tax-Managed Multi-Cap Growth Fund	June 19, 2000
Eaton Vance Tax-Managed Small-Cap Fund	August 11, 1997
Eaton Vance Tax-Managed Small-Cap Value Fund	December 10, 2001
Eaton Vance Tax-Managed Value Fund	August 16, 1999